News Release

San Juan Basin Royalty Trust Provides Update on Operations and Liquidity

DALLAS, Texas, September 28, 2026 — Argent Trust Company, as the trustee (the “Trustee”) of the San Juan Basin Royalty Trust (the “Trust”) (NYSE: SJT), today is providing additional information in response to recent inquiries from holders of the Trust’s units of beneficial interest (“Unit Holders”). The Trustee is providing this information so that all Unit Holders and the market receive the same information at the same time, and it supplements the disclosures in the Trust’s reports and other filings with the Securities and Exchange Commission (the “SEC”), which are available at www.sec.gov and which Unit Holders are encouraged to review.

Administrative Expenses. Trustee fees are disclosed in the Form 10-Q under Note 12 and in the Form 10-K under Item 11, Executive Compensation. Related-party transactions are disclosed in the Form 10-K under Item 13. Beginning with the Form 10-Q for the three- and nine-month periods ending September 30, 2026, the Trustee will further break out the year-over-year change in general and administrative expenses by category including trustee fees, legal and professional fees, accounting and audit fees, Unit Holder servicing costs, and investor communication costs. Further, the Trustee will add a related-party disclosure to Note 12, as the only affiliated transactions currently are the trustee fees.

The year-over-year decrease of approximately $976,000 in general and administrative expenses is primarily attributable to costs associated with the 2024 trustee transition from PNC Bank to Argent Trust Company. That transition required an amendment to the Amended and Restated Royalty Trust Indenture, dated December 12, 2007 (as amended, the “Trust Indenture”), which in turn required a Unit Holder vote and generated legal fees, compliance costs, and other transition-related professional fees in the prior period that have not recurred. In addition, two consultants engaged to assist with preparing documents required for the audit of the financial statements and monthly reporting for PNC Bank were retained for an interim period following the transition. Those duties have since been fully absorbed by the Trustee, eliminating those costs going forward. Another consultant that performed required Sarbanes-Oxley (“SOX”) testing that was engaged by PNC was replaced by one that Argent utilizes for the other royalty trusts for which Argent is trustee, resulting in a significant reduction of expenses associated with SOX testing.

2017–2020 Joint Interest Audit Adjustment. Argent inherited the 2017–2020 joint interest audit process from PNC Bank in a near-complete state at the time of the 2024 trustee transition. The audit underway at the time of the transition in 2024 continued, and Argent and the audit team remained in regular dialogue with Hilcorp regarding findings. In addition to the oil and gas royalty auditors, Argent engaged outside legal counsel previously engaged by PNC as trustee to review the audit and the resulting adjustment. Further, PNC Bank was separately consulted on the adjustment on several occasions, with its position, as well as historical information provided by PNC, taken into consideration by Argent and the professionals engaged to audit and review the audit on behalf of the Trust.

Upon conclusion of the audit, the Trustee concluded that the cost of pursuing further dispute or recovery outweighed the likelihood and magnitude of any additional recovery and did not pursue action beyond the adjustment reflected in the Trust’s financial statements. Historically, the Trust’s royalty auditor has audited Hilcorp’s payments and identified exceptions, which were then reviewed with the Trust’s legal counsel and the Trustee to determine the appropriate next steps. The recovery obtained in 2023 arose from an exception identified through that audit process and pursued from an early stage, whereas the audit underlying the 2017–2020 adjustment was already substantially complete when Argent inherited it. Regarding the related prior-period adjustment the Trust reported in 2026, the Trust’s royalty auditor continues to review this matter, and the Trustee expects to provide additional information once available.

To provide additional testing and oversight of the Trust’s joint interest billings on an ongoing basis, the Trustee has engaged a new royalty auditor. As previously disclosed, the Trust’s third-party compliance auditors continue to audit payments made by Hilcorp to the Trust, inclusive of sales revenues, production costs, capital expenditures, adjustments, actualizations, and recoupments.

Hilcorp Capital Expenditures. Hilcorp, as operator, controls the pace and scope of development under the conveyance that created the Trust’s net overriding royalty interest (the “Conveyance”). Neither the Trustee nor the Unit Holders have authority to direct or veto Hilcorp’s capital program. The Trustee maintains regular, constructive communication with Hilcorp and receives periodic updates on development activity, production trends, and excess costs, but does not have visibility into Hilcorp’s internal well-level economics. The Trustee has exercised its rights to receive updates and to raise questions with Hilcorp regarding the pace and economics of its spending. The Trustee continues to monitor Hilcorp’s capital expenditures and the sale prices for natural gas, with consideration to Hilcorp’s obligation to act as a prudent operator under Section 6.01 of the Conveyance. The Trust’s disclosure of its rights regarding Hilcorp’s level of development is set out in Item 1A, Risk Factors, of the 2025 Form 10-K and subsequent filings.

Liquidity and Credit Facility. The Trust has a $2,000,000 credit facility with Texas Bank (the “Line of Credit”) that matures on May 21, 2027. As reported in the Trust’s most recent monthly press release, the outstanding principal balance on the Line of Credit was approximately $1,075,400 as of September 18, 2026. The Trustee is in discussions with Texas Bank regarding an extension, renewal, or replacement of the facility, and is evaluating other financing sources, including, but not limited to, other commercial lenders, Unit Holders, and private lenders. Any financing arrangement would need to be consistent with the Trust Indenture and applicable securities laws, and fully disclosed to Unit Holders.

The material terms of the Line of Credit are disclosed in the Form 8-K filed May 28, 2025, and in the Trust’s subsequent Forms 10-Q and 10-K, and the Trustee will continue to update these disclosures each quarter. The Trustee remains closely focused on the Trust’s liquidity position and the status of the Texas Bank credit facility in advance of its May 2027 maturity.

Investor Communications. The Trustee has given careful consideration to the distribution of the Trust’s monthly press releases and other material communications, and has determined that reinstating national newswire distribution is a reasonable and worthwhile step to ensure Unit Holders, prospective investors, analysts, and financial media all continue to receive consistent, timely, and broadly accessible information about the Trust.

Accordingly, the Trustee will restore national newswire distribution of the Trust’s monthly press releases. This is in addition to the channels the Trust already uses: publication on the Trust’s website, www.sjbrt.com, distribution to its existing email list, and inclusion of each release as an exhibit to the Trust’s monthly Form 8-K filed with the SEC. The Trustee expects to begin newswire distribution with the release for the month of October 2026.

Forward Looking Statements. Except for historical information contained in this news release, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements generally are accompanied by words such as “estimates,” “anticipates,” “could,” “plan,” or other words that convey the uncertainty of future events or outcomes. Forward-looking statements and the business prospects of San Juan Basin Royalty Trust are subject to a number of risks and uncertainties that may cause actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, certain information provided to the Trust by Hilcorp, volatility of oil and gas prices, governmental regulation or action, litigation, and uncertainties about estimates of reserves. These and other risks are described in the Trust’s reports and other filings with the Securities and Exchange Commission.

Contact:	San Juan Basin Royalty Trust
Argent Trust Company, Trustee
Nancy Willis, Director of Royalty Trust Services
Toll-free: (855) 588-7839
Fax: (214) 559-7010
Website: www.sjbrt.com
Email: trustee@sjbrt.com